EX-99.B11(c)
                                Law Offices

                    Stradley, Ronon, Stevens & Young, LLP
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                    Philadelphia, Pennsylvania 19103-7098
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October 19, 1998


FILED VIA EDGAR
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Attn: Filing Desk

Re:  David L. Babson Growth Fund, Inc.
     File Nos. 2-15530; 811-901
     Post-Effective Amendment No. 76; Amendment No. 77
     CIK No. 009017

Dear Sir or Madam:

Included for filing via EDGAR is Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A for David L. Babson Growth Fund, Fund, Inc. This post-effective amendment is being filed under Section 6 of the Securities Act of 1933 and Rule 485(b) thereunder for the purpose of bringing the Financial Statements and other information up-to-date, and in conjunction therewith, making other appropriate non-material changes.
No material event requiring disclosure in the Prospectus has occurred since the effective date of the most recent Post-Effective Amendment. The amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b). Questions related to this filing should be directed to me at the number above.

Very truly yours,
/s/Michael P. O'Hare
Michael P. O'Hare